Exhibit 10.5

EXECUTION COPY

DOMESTIC SECURITY AGREEMENT

Dated April 27, 2006

From

The Grantors referred to herein

as Grantors

To

MORGAN STANLEY & CO. INCORPORATED

as Collateral Agent

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T A B L E O F C O N T E N T S

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SECTION 25. Notices, Etc.	20

SECTION 26. Continuing Security Interest; Assignments under the Credit Agreement	21

SECTION 27. Release; Termination	21

SECTION 28. Execution in Counterparts	21

SECTION 29. Governing Law	21

Schedules

Schedule I	-	Investment Property
Schedule II	-	Pledged Deposit Accounts
Schedule III	-	Securities Accounts
Schedule IV	-	Commodities Accounts
Schedule V	-	Assigned Agreements
Schedule VI	-	Intellectual Property
Schedule VII	-	Commercial Tort Claims
Schedule VIII	-	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule IX	-	Changes in Name, Location, Etc.
Schedule X	-	Locations of Equipment and Inventory
Schedule XI	-	Letters of Credit
Schedule XII	-	Bilateral Obligations

Exhibits

Exhibit A	-	Form of Consent and Agreement
Exhibit B	-	Form of Copyright Security Agreement
Exhibit C	-	Form of Patent Security Agreement
Exhibit D	-	Form of Trademark Security Agreement
Exhibit E	-	Form of Domestic Security Agreement Supplement

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DOMESTIC SECURITY AGREEMENT

DOMESTIC SECURITY AGREEMENT dated April 27, 2006 (this “Agreement”) made by SENSATA TECHNOLOGIES FINANCE COMPANY, LLC, a Delaware limited liability company (the “US Borrower”), and the other Persons listed on the signature pages hereof (together with the US Borrower, the “Grantors”), to Morgan Stanley & Co. Incorporated, as collateral agent (together with any successor collateral agent appointed pursuant to Article 9 of the Credit Agreement referred to below, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

PRELIMINARY STATEMENTS

The US Borrower, SENSATA TECHNOLOGIES B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “BV Borrower” and together with the US Borrower, the “Borrowers”), and SENSATA TECHNOLOGIES INTERMEDIATE HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, have entered into a Credit Agreement dated as of April 27, 2006 (such agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement), the Initial L/C Issuer (as defined in the Credit Agreement), the Initial Swing Line Lender (as defined in the Credit Agreement) and the Administrative Agent (as defined in the Credit Agreement).

The Borrowers and their Subsidiaries have entered into or may from time to time enter into lines of credit (committed or uncommitted) and other similar arrangements (the “Bilateral Obligations”) with Lenders or their Affiliates and certain other financial institutions as initially set forth on Schedule XII hereto and as such schedule may be amended from time to time upon written notice by the Borrowers to the applicable Lenders or Affiliates and certain other financial institutions (each, in such capacity, a “Bilateral Provider”).

Each Grantor is the owner of the shares of stock or other Equity Interests (as defined in the Credit Agreement) (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in Part I of Schedule I hereto and issued by the Persons named therein and of the indebtedness (the “Initial Pledged Debt”) set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein.

Each Grantor is the owner of the deposit accounts (the “Pledged Deposit Accounts”) set forth opposite such Grantor’s name on Schedule II hereto.

Each Grantor is the owner of the securities accounts (the “Securities Accounts”) set forth opposite such Grantor’s name on Schedule III hereto.

Each Grantor has rights in and to all commodity contracts (the “Pledged Commodity Contracts”) carried from time to time in each such Grantor’s commodities accounts (the “Commodities Accounts”) set forth opposite such Grantor’s name on Schedule IV hereto.

The US Borrower will be the owner of an account to be opened at the request of the Collateral Agent (the “Collateral Account”).

It is a condition precedent to the making of Loans by the Lenders and the issuance of Letters of Credit by the L/C Issuer under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time that the Grantors shall have granted the security interest contemplated by this Agreement. Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents and from each Bilateral Provider’s Bilateral Obligations.

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Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

NOW, THEREFORE, in consideration of the premises and in order to induce (i) the Lenders to make Loans and issue Letters of Credit under the Credit Agreement, (ii) each Bilateral Provider to provide or continue to provide Bilateral Obligations from time to time and (iii) the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);

(b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

(c) all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in subsection (d), (e) or (f) below, being the “Receivables,” and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

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(d) the following (collectively, the “Security Collateral”):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;

(ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(iii) all additional shares of stock and other Equity Interests from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto; provided, however, that Security Collateral shall not include any Equity Interest in any Foreign Subsidiary that is owned or otherwise held by any Grantor which, when aggregated with all of the other Equity Interests in such Person pledged by such Grantor and the other Grantors, would result in more than 66% of the Equity Interests (on a fully diluted basis) in such Person entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Internal Revenue Code) being pledged to the Collateral Agent, on behalf of the Secured Parties, under this Agreement, the other Collateral Documents or otherwise (although Security Collateral shall include all of the Equity Interests in such Person not entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Internal Revenue Code)); provided that if, as a result of any change in the tax laws of the United States of America after the date of this Agreement, the pledge by such Grantor of any additional Equity Interests in any such Person to the Collateral Agent, on behalf of the Secured Parties, under this Agreement or any of the other Collateral Documents would not result in an increase in the net consolidated tax liabilities of any such Grantor, then, promptly after the change in such laws, all such additional Equity Interests shall be included in Security Collateral;

(iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

(v) the Securities Accounts, the Commodities Accounts, all Pledged Commodity Contracts from time to time carried in the Commodities Accounts, all security entitlements with respect to all financial assets from time to time credited to the Securities Accounts or the Commodities Accounts, and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Commodity Contracts, security entitlements or financial assets and all warrants, rights or options issued thereon or with respect thereto; and

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(vi) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;

(e) each of the agreements listed on Schedule V hereto and each Secured Hedge Agreement to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(f) the following (collectively, the “Account Collateral”):

(i) the Pledged Deposit Accounts, the Collateral Account and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts or the Collateral Account;

(ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

(g) the following (collectively, the “Intellectual Property Collateral”):

(i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

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(iii) all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);

(iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(vi) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule IV hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth in Schedule IV hereto (all of the foregoing collectively referred to as “IP Agreements”); and

(ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(h) the commercial tort claims described in Schedule VII hereto (together with any commercial tort claims as to which the Grantors have complied with the requirements of Section 17, the “Commercial Tort Claims Collateral”);

(i) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and

(j) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in subsections (a) through (i) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.

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Notwithstanding anything herein to the contrary, this Agreement shall not constitute a grant of security interest in (and the term “Collateral” shall be deemed not to include) (A) any joint venture, lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder, to the extent that and for so long as (but only for so long as), the grant of such security interest shall (1) constitute or result in the abandonment, invalidation or unenforceability under applicable law of any right, title or interest of any Grantor therein or (2) constitute or result in a material breach or termination pursuant to the terms of, or a material default, under, any such joint venture, lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions)); provided that such Grantor shall use commercially reasonable efforts to obtain consents necessary for the granting of such Lien on such property hereunder; or (B) any Equipment owned by any Grantor that is subject to a purchase money Lien or a Capitalized Lease (as defined in the Credit Agreement) permitted pursuant to the Credit Agreement if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capitalized Lease) prohibits the creation of any other Lien on such Equipment, but only, in each case, to the extent and for so long as (but only for so long as), the Indebtedness (as defined in the Credit Agreement) secured by the applicable Lien or the applicable Capitalized Lease has not been repaid in full or the applicable prohibition has not otherwise been removed or terminated; provided that any proceeds, substitutions or replacements of any property included in subclauses (A) and (B) above shall not be excluded (unless such proceeds, substitutions or replacements would itself constitute property excluded under subclause (A) or (B)).

SECTION 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations, Cash Management Obligations and Bilateral Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party. Notwithstanding anything in this Agreement or the Credit Agreement to the contrary, (i) the aggregate principal amount of all Bilateral Obligations secured hereby shall not exceed $40,000,000 and (ii) to the extent that Bilateral Obligations are cash collateralized or otherwise secured (other than pursuant to this Agreement), such Bilateral Obligations shall not be secured hereby.

SECTION 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4. Delivery and Control of Security Collateral. (a) All certificates or instruments representing or evidencing Security Collateral in excess of $2,500,000 in principal amount individually shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in

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suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, at any time, to (i) transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral and (ii) exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations; provided that the Collateral Agent provides written notice to the applicable Grantor.

(b) Upon the occurrence and during the continuance of an Event of Default, promptly upon the request of the Collateral Agent, with respect to any Security Collateral that constitutes an uncertificated security, the relevant Grantor will use commercially reasonable efforts to cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree with such Grantor and the Collateral Agent that upon receipt of a notice of exclusive control following the occurrence and during the continuance of an Event of Default, such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent (such agreement being an “Uncertificated Security Control Agreement”).

(c) Upon the occurrence and during the continuance of an Event of Default, promptly upon the request of the Collateral Agent, with respect to the Securities Accounts and any Security Collateral that constitutes a security entitlement with an aggregate value in excess of $2,500,000 and as to which the financial institution acting as Collateral Agent hereunder is not the securities intermediary, the relevant Grantor will use commercially reasonable efforts to cause the securities intermediary with respect to such Account or security entitlement either (i) to identify in its records the Collateral Agent as the entitlement holder thereof or (ii) to agree with such Grantor and the Collateral Agent that such securities intermediary will comply with entitlement orders originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent (a “Securities Account Control Agreement”).

(d) Upon the occurrence and during the continuance of an Event of Default, promptly upon the request of the Collateral Agent, with respect to the Commodities Accounts and any Security Collateral that constitutes a commodity contract with an aggregate value in excess of $2,500,000 at any time, such Grantor will use commercially reasonable efforts to cause the commodity intermediary with respect to such Account or commodity contract either (i) to identify in its records the Collateral Agent as the beneficiary thereof or (ii) to agree in an agreement with such Grantor and the Collateral Agent that such commodity intermediary will apply any value distributed on account of such commodity contract as directed by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Agent (such agreement being a “Commodity Account Control Agreement”).

(e) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 14(a). In addition, the Collateral Agent shall have the right upon the occurrence and during the continuance of an Event of Default to convert Security Collateral consisting of financial assets held directly by the Collateral Agent to Security Collateral consisting of financial assets credited to one or more of the applicable Securities Accounts or the Collateral Account.

(f) Upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.

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SECTION 5. Maintaining the Collateral Account; Pledged Deposit Accounts. So long as any Loan or any other Obligation of any Loan Party under any Loan Document shall remain unpaid (other than contingent indemnification obligations not yet accrued and payable and which by their terms survive termination of the Loan Document), any Letter of Credit shall be outstanding, or any Lender shall have any Commitment; provided that Letters of Credit shall be deemed no longer outstanding hereunder in accordance with the Cash Collateralization or back-to-back letter of credit provisions set forth in Section 2.03(g) of the Credit Agreement:

(a) Each Grantor will maintain the Collateral Account and the Pledged Deposit Accounts only with the financial institution acting as Collateral Agent hereunder or with a bank (a “Pledged Account Bank”) that has agreed with such Grantor and the Collateral Agent to comply, upon the occurrence and during the continuance of an Event of Default, with instructions originated by the Collateral Agent directing the disposition of funds in such deposit account without the further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent (a “Deposit Account Control Agreement”); provided, however, this Section 5(a) shall not apply to deposit accounts (i) to the extent the average daily balance, measurable over a trailing 30-day period, on deposit in each such deposit account does not exceed $5,000,000 at any time or (ii) operated solely as a payroll account. Each Grantor agrees that at no time shall the average daily balance, measurable over a trailing 30-day period, on deposit in all deposit accounts for which there is not in effect a Deposit Account Control Agreement exceed $15,000,000.

(b) The Collateral Agent may, at any time and without notice to, or consent from, the Grantor, transfer, or direct the transfer of, funds from the Pledged Deposit Accounts or the Collateral Account to satisfy the Grantor’s Obligations under the Loan Documents if an Event of Default shall have occurred and be continuing.

SECTION 6. Investing of Amounts in the Collateral Account. During periods when the Collateral Agent exercises sole control over the Collateral Account, the Collateral Agent shall, subject to the provisions of Sections 5, 7 and 22: (a) from time to time, invest, or direct the applicable Pledged Account Bank to invest, amounts received with respect to the Collateral Account in such Cash Equivalents credited to the Collateral Account as the Borrower may select and the Collateral Agent may approve, (b) from time to time, invest interest paid on the Cash Equivalents referred to in subsection (a) above and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents credited in the same manner, (c) deposit interest and proceeds that are not invested or reinvested in Cash Equivalents as provided above in the Collateral Account and (d) have the right to exchange, or direct the applicable Pledged Account Bank to exchange, such Cash Equivalents for similar Cash Equivalents of smaller or larger determinations, or for other Cash Equivalents, credited to the Collateral Account.

SECTION 7. Release of Amounts. To the extent that (i) any proceeds were deposited in the Collateral Account or a Pledged Deposit Account during the continuance of an Event of Default and (ii) there are remaining proceeds in such Collateral Account or Pledged Deposit Account upon the termination of such Event of Default, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent will pay and release, or direct the applicable Pledged Account Bank to pay and release, to the applicable Grantor or at its order or, at the request of such Grantor, to the Collateral Agent to be applied to the Obligations of the Grantors under the Loan Documents, such amount, if any, as is then on deposit in such Collateral Account or Pledged Deposit Account, in each case to the extent permitted to be released under the terms of the Credit Agreement.

SECTION 8. Representations and Warranties. Each Grantor represents and warrants as follows:

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(a) Such Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule VIII hereto. Such Grantor’s location, chief executive office, type of organization, jurisdiction of organization and organizational identification number, if any, is set forth in Schedule VIII hereto and is accurate in all material respects. Within the five years preceding the date hereof, such Grantor has not changed its legal name, location (as defined in the UCC), chief executive office, type of organization, jurisdiction of organization or organizational identification number, if any, from those set forth in Schedule VIII hereto except as set forth in Schedule IX hereto.

(b) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or otherwise permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral or listing such Grantor as debtor is on file in any relevant recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents or as otherwise permitted under the Credit Agreement.

(c) All of the Equipment and Inventory (other than Equipment and Inventory that is (i) located at customer or supplier locations in the normal course of business or (ii) in transit or out for repair or further process) of such Grantor are located at the places specified therefor in Schedule X hereto or at another location as to which such Grantor has complied with the requirements of Section 10(a) or otherwise have an aggregate book value of no more than $10,000,000. Within the five years preceding the date hereof, such Grantor has not changed the location of its Equipment or Inventory except as set forth in Schedule X hereto. Such Grantor has exclusive possession and control of its Equipment and Inventory (other than Equipment and Inventory that is located at customer or supplier locations in the normal course of business), other than Inventory stored at any leased premises or warehouse for which a landlord’s or warehouseman’s agreement, in form and substance satisfactory to the Collateral Agent, is in effect.

(d) None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument in excess of (i) $5,000,000 individually and (ii) $10,000,000 in the aggregate, that has not been delivered to the Collateral Agent.

(e) If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.

(f) The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable (to the extent such term is applicable). The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is not in default and, to the extent applicable, is evidenced by one or more promissory notes (which promissory notes have been delivered to the Collateral Agent).

(g) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule I hereto. The Initial Pledged Debt constitutes all of the outstanding indebtedness in excess of (i) $2,500,000 individually and (ii) $5,000,000 in the aggregate, owed to such Grantor by the issuers thereof and is outstanding in the principal amount indicated on Schedule I hereto.

(h) Such Grantor has no material investment property, other than the material investment property listed on Schedule I hereto and additional investment property as to which such Grantor has complied with the requirements of Section 4.

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(i) The Assigned Agreements to which such Grantor is a party, true and complete copies of which (other than the Secured Hedge Agreements) have been furnished to the Collateral Agent, have been duly authorized, executed and delivered by all parties thereto, have not been amended, amended and restated, supplemented or otherwise modified, other than in accordance with their terms, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms. There exists no material default under any Assigned Agreement to which such Grantor is a party by any party thereto. Each party to the Assigned Agreements listed on Schedule V hereto to which such Grantor is a party other than the Grantors has executed and delivered to such Grantor a consent, in substantially the form of Exhibit A hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent, to the grant of a security interest in such Assigned Agreement to the Collateral Agent pursuant to this Agreement.

(j) Such Grantor has no deposit accounts to the extent that the average daily balance, measurable over a 30-day trailing period, on deposit in each such deposit account does not exceed $5,000,000 other than the Collateral Account, Pledged Deposit Accounts listed on Schedule II hereto and additional Pledged Deposit Accounts as to which such Grantor has complied with the applicable requirements of Section 5.

(k) Such Grantor is not a beneficiary or assignee under any letter of credit in a face amount greater than $5,000,000 other than the letters of credit described in Schedule XI hereto and additional letters of credit as to which such Grantor has complied in all material respects with the requirements of Section 16.

(l) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid first priority security interest, except as otherwise provided for under the Loan Documents, in the Collateral granted by such Grantor, securing the payment of the Secured Obligations. Each Grantor has authorized the Collateral Agent to file financing and continuation statements under the UCC and record Intellectual Property Security Agreements referred to in Section 13(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office necessary to perfect a first priority security interest in the respective Collateral, as applicable, subject to certain exceptions contained herein and in the Credit Agreement.

(m) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required (other than as otherwise provided for under the Credit Agreement or this Agreement) for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection (to the extent required hereunder and excluding any security interest in cash) or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, the recordation of the Intellectual Property Security Agreements referred to in Section 13(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office, any filings outside the United States required to perfect a security interest in Intellectual Property Collateral, and the actions described in Section 4 with respect to the Security Collateral, which actions have been taken and are in full force and effect, or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

(n) The Inventory that has been produced or distributed by such Grantor has been produced in material compliance with all requirements of applicable Law, including, without limitation, the Fair Labor Standards Act.

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(o) As to itself and its Intellectual Property Collateral:

(i) Except as could not be reasonably expected to have a Material Adverse Effect, the operation of such Grantor’s business as currently conducted and the use of the Material Intellectual Property Collateral (as defined below) in connection therewith do not infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

(ii) Such Grantor is the exclusive owner or joint owner of all right, title and interest in and to the Material Intellectual Property Collateral, or is entitled to use all Material Intellectual Property Collateral subject only to the terms of the related IP Agreements.

(iii) The Intellectual Property Collateral set forth on Schedule VI hereto includes all patents, patent applications, domain names, trademark registrations and applications, copyright registrations and applications that are material to the business of such Grantor and material IP Agreements owned by such Grantor as of the date hereof which are reasonably necessary to the operation of such Grantor’s respective business.

(iv) The Material Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best knowledge of such Grantor, is valid and enforceable.

(v) Except as set forth on Schedule VI hereto, such Grantor has not granted any material license, release, covenant not to sue, non-assertion assurance, or other material right to any Person with respect to any part of the Material Intellectual Property Collateral (other than (A) licenses granted to such Grantor’s customers in the ordinary course of business and (B) patent cross-licenses entered into in the ordinary course of such Grantor’s patent licensing business), the effect of which would create a material impairment of such Grantor’s use of such Material Intellectual Property Collateral as intended in the operation of its respective business. The consummation of the transactions contemplated by the Transaction Documents will not result in the termination or impairment of any of the Material Intellectual Property Collateral.

(vi) With respect to each material IP Agreement set forth on Schedule VI hereto, except as could not be reasonably expected to have a Material Adverse Effect: (A) such IP Agreement is valid and binding and in full force and effect and represents the entire agreement between the respective parties thereto with respect to the subject matter thereof; (B) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a material breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) such Grantor has not received any notice of termination or cancellation under such IP Agreement; (D) such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured; and (E) neither such Grantor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(p) Such Grantor has no commercial tort claims in excess of $5,000,000 other than those listed in Schedule VII hereto and additional commercial tort claims as to which such Grantor has complied with the requirements of Section 17.

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SECTION 9. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further commercially reasonable action that is necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Each Grantor further agrees that it shall, at the expense of such Grantor, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the security interest created hereunder and the priority thereof against any Lien prohibited under the Credit Agreement.

(b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(d) Upon notice by the Collateral Agent, the Borrower will furnish to the Collateral Agent on or prior to the fifth anniversary of the date hereof (but not more than six months prior thereto), an opinion of counsel, from outside counsel reasonably satisfactory to the Collateral Agent, to the effect that all financing or continuation statements have been filed, and all other action has been taken to perfect continuously from the date hereof the security interest granted hereunder.

(e) Notwithstanding anything to the contrary in this Agreement or any other Collateral Document, this Agreement shall be subject to the provisions of Sections 6.12(e) or 6.12(c) and 6.12(e), as applicable, of the Credit Agreement.

SECTION 10. As to Equipment and Inventory. Each Grantor will keep its Equipment (other than Equipment that is located at a customer or supplier location in the ordinary course of business) and Inventory (other than Inventory on consignment or sold in the ordinary course of business) at the places therefor specified in Section 8(c) or, upon 30 days’ prior written notice to the Collateral Agent, at such other places designated by such Grantor in such notice.

(a) Each Grantor will cause its Equipment to be maintained and preserved in accordance with Section 6.06 of the Credit Agreement.

(b) Each Grantor will pay promptly when due all property and other material taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, its Equipment and Inventory, except to the extent payment thereof is not required by Section 6.04 of the Credit Agreement. In producing its Inventory, each Grantor will comply with all requirements of applicable Law, including, without limitation, the Fair Labor Standards Act.

SECTION 11. Insurance. Each Grantor will, at its own expense, maintain insurance as required by the terms of the Credit Agreement. Each such policy shall in addition (i) name the Collateral Agent as

Domestic Security Agreement

loss payee or additional insured party, as applicable, thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (iii) provide that at least 10 days’ prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer. Each Grantor will, if so reasonably requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance. Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 11 may be paid directly to the Person who shall have incurred liability covered by such insurance. Any insurance proceeds related to a loss involving damage to Equipment or Inventory shall be applied as set forth in the Credit Agreement.

SECTION 12. Post-Closing Changes. Each Grantor agrees to promptly notify the Collateral Agent in writing of any change to its legal name, type of organization, jurisdiction of organization, organizational identification number (if any) or location from those set forth in Schedule VIII hereto and shall take all action reasonably required by the Collateral Agent for the purposes of perfecting or protecting the security interest granted by this Agreement. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, and will permit representatives of the Collateral Agent at any reasonable time during normal business hours to inspect and make abstracts from such records and other documents, upon reasonable advance notice to such Grantor; provided that, excluding any such visits and inspections during the continuance of an Event of Default, only the Collateral Agent may exercise rights under this Section 12 and the Collateral Agent shall not exercise such rights more often than one (1) time during any calendar year absent the existence of an Event of Default; provided further that, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or any Secured Party (or any respective representative or independent contractor) may do any of the foregoing at the reasonable expense of such Grantor at any time during normal business hours and upon reasonable advance notice. If any Grantor does not have an organizational identification number and later obtains one, within thirty (30) days, it will notify the Collateral Agent of such organizational identification number.

SECTION 13. As to Intellectual Property Collateral. (a) With respect to each item of its Intellectual Property Collateral that is material to the business of any Grantor (any such item of Intellectual Property Collateral being “Material Intellectual Property Collateral”), except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, with respect to each item of its Material Intellectual Property Collateral, each Grantor agrees to take, at its expense, commercially reasonable actions that it determines are necessary in accordance with the exercise of its business discretion, including, without limitation, register in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Material Intellectual Property Collateral and maintain such Material Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Material Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b) Except as could not be reasonably expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Material Intellectual Property Collateral may lapse, be terminated or become invalid or unenforceable or placed in the public domain (or, in case of a trade secret, lose its competitive value).

Domestic Security Agreement

(c) Except when failure to do so could not reasonably be expected to cause a Material Adverse Effect, each Grantor shall take commercially reasonable actions that it determines are necessary in accordance with the exercise of its business discretion to preserve and protect each item of its Material Intellectual Property Collateral.

(d) With respect to its Material Intellectual Property, on the Closing Date or such later date as provided under the terms of the Credit Agreement or which the Collateral Agent consents to in writing, each Grantor agrees to execute and deliver to the Collateral Agent, with respect to all Material Intellectual Property that is registered or with respect to which registration is pending (i) an agreement, in substantially the form set forth in Exhibit B hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (a “Copyright Security Agreement”), (ii) an agreement, in substantially the form set forth in Exhibit C hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (a “Patent Security Agreement”) and (iii) an agreement, in substantially the form set forth in Exhibit D hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (a “Trademark Security Agreement” and, together with each Copyright Security Agreement and each Patent Security Agreement, the “Intellectual Property Security Agreements”), in each case for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable.

(e) Each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(g) that is not on the date hereof a part of the Material Intellectual Property Collateral (“After-Acquired Material Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Material Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Material Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. After the end of each fiscal quarter of the Borrower, as set forth in Section 6.14(b) of the Credit Agreement, each Grantor shall provide written notice to the Collateral Agent identifying the After-Acquired Material Intellectual Property consisting of patents, patent applications, trademark registrations, trademark applications, copyright registrations, and copyright applications acquired during such fiscal quarter, and such Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an agreement in form and substance reasonably satisfactory to the Collateral Agent (an “IP Domestic Security Agreement Supplement”) covering such After-Acquired Material Intellectual Property, which IP Domestic Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Material Intellectual Property.

SECTION 14. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing and the Collateral Agent has not given notice to the Borrower:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided, however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof or on the rights and remedies of the Collateral Agent or the other Secured Parties under this Agreement or the ability of the Collateral Agent or the other Secured Parties to exercise the same.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents;

Domestic Security Agreement

provided, however, that any and all dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Collateral Agent to hold as Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default and following notice from the Collateral Agent to the Borrower:

(i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 14(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 14(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 14(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

SECTION 15. As to the Assigned Agreements. (a) For each Assigned Agreement listed on Schedule V hereto, each Grantor party to such Assigned Agreement will use commercially reasonable efforts to cause each party to such Assigned Agreements other than a Grantor to execute and deliver a consent, to the extent such consent is required pursuant to the terms of the UCC, and in substantially the form of Exhibit A hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent, granting a security interest in such Assigned Agreement to the Collateral Agent pursuant to this Agreement.

(b) Each Grantor will at its expense:

(i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements to which it is a party in full force and effect, enforce the Assigned Agreements to which it is a party in accordance with the terms thereof and take all such commercially reasonable action to such end as may be reasonably requested from time to time by the Collateral Agent; and

(ii) furnish to the Collateral Agent promptly upon receipt thereof copies of all material notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to the Collateral

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Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Collateral Agent may reasonably request and (B) upon reasonable request of the Collateral Agent, make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.

(c) Each Grantor agrees that it will not, to the extent prohibited by the Credit Agreement:

(i) cancel or terminate any Assigned Agreement to which it is a party or consent to or accept any cancellation or termination thereof;

(ii) amend, amend and restate, supplement or otherwise modify any such Assigned Agreement or give any consent, waiver or approval thereunder;

(iii) waive any default under or material breach of any such Assigned Agreement; or

(iv) take any other action in connection with any such Assigned Agreement that would impair the value of the interests or rights of such Grantor thereunder or that would impair the interests or rights of any Secured Party.

(d) Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Collateral Agent for benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder.

(e) Upon the occurrence and during the continuance of an Event of Default and the written request of the Collateral Agent, each Grantor shall instruct each other party to each Assigned Agreement to which it is a party, that all payments due or to become due under or in connection with such Assigned Agreement shall be made directly to the Collateral Account or a Pledged Deposit Account subject to a Deposit Account Control Agreement in form and substance reasonably satisfactory to the Collateral Agent.

(f) All moneys received or collected pursuant to subsection (e) above shall be (i) released to the applicable Grantor on the terms set forth in Section 7 so long as no Event of Default shall have occurred and be continuing or (ii) if any Event of Default shall have occurred and be continuing, applied as provided in Section 22(b).

SECTION 16. As to Letter-of-Credit Rights. Upon the occurrence and during the continuance of an Event of Default, if any Grantor is at any time a beneficiary under a letter of credit issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) use commercially reasonable efforts to arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) use commercially reasonable efforts to arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

SECTION 17. Commercial Tort Claims. Each Grantor will promptly give notice to the Collateral Agent of any commercial tort claim individually in excess of $5,000,000 that may arise after the date hereof and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such commercial tort claim to the first priority security interest created under this Agreement.

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SECTION 18. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral and options relating to Collateral permitted under the terms of the Credit Agreement or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Loan Documents.

(b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor (except for director’s qualifying shares and shares issued to foreign nationals to the extent required by applicable law, or as otherwise required by law), and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities (subject to Section 1(d)(iii) with respect to any Equity Interest in any Foreign Subsidiary).

SECTION 19. Collateral Agent Appointed Attorney in Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney in fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s reasonable discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to effect the provisions of this Agreement, including, without limitation:

(a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 11,

(b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with subsection (a) or (b) above, and

(d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

SECTION 20. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so, with notice (or upon the occurrence and during the continuance of an Event of Default, without notice), itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 23.

SECTION 21. The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty (other than as imposed by law, this Agreement or any other Loan Document) as to any Collateral, as to

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ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence, bad faith or willful misconduct.

SECTION 22. Remedies. Subject to Section 8.02 of the Credit Agreement, if any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor recognizes that in light of such applicable restrictions and limitations arising under Federal and state securities laws, the Collateral Agent may, with respect to any sale of the Pledged Equity, limit the purchasers to those who will agree, among other things, to acquire such Pledged Equity for their own account, for investment, and not with a view to the distribution or resale thereof. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Equity at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.

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(b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 23) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, as set forth in Section 8.03 of the Credit Agreement.

(c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(d) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

(e) The Collateral Agent may send to each bank, securities intermediary, commodity intermediary or issuer party to any Deposit Account Control Agreement, Securities Account Control Agreement, Commodity Account Control Agreement or Uncertificated Security Control Agreement a “Notice of Exclusive Control” (or similar term) as defined in and under such Agreement.

(f) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

(g) If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 22, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own reasonable expense, do or cause to be done all such other commercially reasonable acts and things as may be reasonably necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

(h) Notwithstanding anything to the contrary in this Agreement, the exercise of remedies by the Collateral Agent under this Agreement upon the occurrence and during the continuance of an Event of Default shall be subject to Section 8.02 of the Credit Agreement.

SECTION 23. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each Representative Party (as defined below) of any of the foregoing Persons (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or such Indemnitee’s Representative Parties or (y) result from a claim brought by any Grantor against an Indemnitee for breach of such

Domestic Security Agreement

Indemnitee’s obligations under this Agreement, if such Grantor has obtained a final judgment in its favor on such claim as determined by a court of competent jurisdiction. For purposes of this Section 23(a), “Representative Parties” means, as to any Person, (i) such Person’s officers, directors and employees and (ii) such Person’s Affiliates, agents, advisers and other representatives, in each case to the extent acting at the direction of such Person.

(b) Each Grantor will within 30 days of written demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and reasonable out-of-pocket expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (ii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iii) the failure by such Grantor to perform or observe any of the provisions hereof.

SECTION 24. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and the Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit E hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

SECTION 25. Notices, Etc. All notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the US Borrower or the Collateral Agent (as provided for the Administrative Agent thereunder), addressed to it at its address specified in the Credit Agreement and, in the case of each Grantor other than the US Borrower, addressed to it at its address set forth opposite such Grantor’s name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed; and (D) if delivered by electronic mail, when delivered. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Domestic Security Agreement

SECTION 26. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations (other than (x) obligations with respect to Secured Hedge Agreements, (y) Cash Management Obligations not yet due and payable and (z) the contingent obligations not yet accrued and payable under the Loan Documents), (ii) the Maturity Date for the Revolving Credit Facility, (iii) the Maturity Date for the Term Loan Facility and (iv) the termination or expiration of all Letters of Credit, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective permitted successors, transferees and assigns. Without limiting the generality of the foregoing subsection (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 10.07 of the Credit Agreement.

SECTION 27. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) such Grantor shall have delivered to the Collateral Agent a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent may reasonably request and (ii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.05 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.05 of the Credit Agreement.

(b) Upon the latest of (i) the payment in full in cash of the Secured Obligations (other than (x) obligations with respect to Secured Hedge Agreements, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable under the Loan Documents), (ii) the Maturity Date for the Revolving Credit Facility, (iii) the Maturity Date for the Term Loan Facility and (iv) the cash collateralization, back-stop (on terms reasonably satisfactory to the Collateral Agent), termination or expiration of all Letters of Credit, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

SECTION 28. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 29. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Domestic Security Agreement

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

Domestic Security Agreement

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

SENSATA TECHNOLOGIES FINANCE COMPANY, LLC

By:	/s/ Thomas Wroe, Jr.
Name:	Thomas Wroe, Jr.
Title:	Chief Executive Officer

Address for Notices:

c/o Sensata Technologies
529 Pleasant Street
Attleboro, MA 02703

SENSATA TECHNOLOGIES, INC.

By:	/s/ Thomas Wroe, Jr.
Name:	Thomas Wroe, Jr.
Title:	Chief Executive Officer

Address for Notices:

529 Pleasant Street
Attleboro, MA 02703

Domestic Security Agreement

Schedule I to the

Domestic Security Agreement

INVESTMENT PROPERTY

Part I

Initial Pledged Shares

Grantor	Issuer	Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares	Percentage of Outstanding Shares

Part II

Initial Pledged Debt

Grantor	Debt Issuer	Description of Debt	Debt Certificate No(s)	Final Maturity	Outstanding Principal Amount

Part III

Other Investment Property

Grantor	Issuer	Name of Investment	Certificate No(s)	Amount	Other Identification

Schedule II to the

Domestic Security Agreement

PLEDGED DEPOSIT ACCOUNTS

Grantor	Type of Account	Name and Address of Bank	Account Number

Schedule III to the

Domestic Security Agreement

SECURITIES ACCOUNTS

Grantor	Type of Account	Name and Address of Securities Intermediary	Account Number

Schedule IV to the

Domestic Security Agreement

COMMODITIES ACCOUNTS

Grantor	Type of Account	Name and Address of Commodity Intermediary	Account Number

Schedule V to the

Domestic Security Agreement

ASSIGNED AGREEMENTS

Grantor	Assigned Agreement

Schedule VI to the

Domestic Security Agreement

INTELLECTUAL PROPERTY

I. Patents

Grantor	Patent Titles	Country	Patent No.	Application No.	Filing Date	Issue Date

II. Domain Names and Trademarks

Grantor	Domain Name/Mark	Country	Mark	Reg. No.	Application No.	Filing Date	Issue Date

III. Trade Names

Grantor	Names

IV. Copyrights

Grantor	Title of Work	Country	Title	Reg. No.	Application No.	Filing Date	Issue Date

V. IP Agreements

Grantor	IP Agreements

Schedule VII to the

Domestic Security Agreement

COMMERCIAL TORT CLAIMS

Schedule VIII to the

Domestic Security Agreement

LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF

ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

Grantor	Location	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.

Schedule IX to the

Domestic Security Agreement

CHANGES IN NAME, LOCATION, ETC.

Schedule X to the

Domestic Security Agreement

LOCATION OF EQUIPMENT AND INVENTORY

[Name of Grantor]

Locations of Equipment:

Locations of Inventory:

[Name of Grantor]

Locations of Equipment:

Locations of Inventory:

Schedule XI to the

Domestic Security Agreement

LETTERS OF CREDIT

Beneficiary (Grantor)	Issuer	Nominated Person (if any)	Account Party	Number	Maximum Available Amount	Date

Exhibit A to the

Domestic Security Agreement

FORM OF CONSENT AND AGREEMENT

The undersigned hereby (a) acknowledges notice of, and consents to the terms and provisions of, the Domestic Security Agreement dated as of April 27, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; the terms defined therein being used herein as therein defined) from                      (the “Grantor”) and certain other grantors from time to time party thereto to Morgan Stanley & Co. Incorporated, as Collateral Agent (the “Collateral Agent”) for the Secured Parties referred to therein, (b) consents in all respects to the pledge and assignment to the Collateral Agent of all of the Grantor’s right, title and interest in, to and under the Assigned Agreement (as defined below) pursuant to the Security Agreement, (c) acknowledges that the Grantor has provided it with notice of the right of the Collateral Agent in the exercise of its rights and remedies under the Security Agreement to make all demands, give all notices, take all actions and exercise all rights of the Grantor under the Assigned Agreement (as defined below), and (d) agrees with the Collateral Agent that:

(1) A true copy of the agreement between the undersigned and the Grantor dated as of                     ,          (the “Assigned Agreement”), including, without limitation, all amendments, modifications, restatements and supplements is attached hereto as Schedule I. The Assigned Agreement is in full force and effect, and the undersigned is not aware of any default under the Assigned Agreement or any event that would give any party the right to terminate or rescind the Assigned Agreement. Other than as disclosed on Schedule II attached hereto, no prepayments have been made of any amounts to become due under the Assigned Agreement.

(2) Upon notice and as instructed by the Grantor, the undersigned shall make all payments to be made by the undersigned under or in connection with the Assigned Agreement directly to the Collateral Account or a Pledged Deposit Account subject to a Deposit Account Control Agreement or otherwise in accordance with instructions of the Collateral Agent.

(3) Any payment made pursuant to paragraph 2 above shall be made by the undersigned irrespective of, and without deduction for, any counterclaim, defense, recoupment or set off and shall be final, and the undersigned will not seek to recover from any Secured Party for any reason once any such payment is made.

(4) The Collateral Agent or its designee shall be entitled to exercise any and all rights and remedies of the Grantor under the Assigned Agreement in accordance with the terms of the Security Agreement, and the undersigned shall comply in all respects with such exercise.

(5) The undersigned will not, to the extent prohibited by the Security Agreement, (i) cancel or terminate the Assigned Agreement or consent to or accept any cancellation or termination thereof, or (ii) amend, amend and restate, supplement or otherwise modify the Assigned Agreement.

(6) In the event of a default by the Grantor in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable the undersigned to terminate or suspend its obligations under the Assigned Agreement, the undersigned shall not terminate the Assigned Agreement until it first gives written notice thereof to the Collateral Agent and permits the Grantor and the Collateral Agent the period of time afforded to the Grantor under the Assigned Agreement to cure such default.

(7) The undersigned shall deliver to the Collateral Agent, concurrently with the delivery thereof to the Grantor, a copy of each notice, request or demand given by the undersigned pursuant to the Assigned Agreement.

(8) Except as specifically provided in this Consent and Agreement, neither the Collateral Agent nor any other Secured Party shall have any liability or obligation under the Assigned Agreement as a result of this Consent and Agreement, the Security Agreement or otherwise.

(9) Upon the enforcement of the Security Agreement by the Collateral Agent and the transfer of the Assigned Agreement to a transferee, the undersigned will not unreasonably withhold its consent to the recognition of the transferee as the counterparty to the Assigned Agreement in the place and stead of the Grantor.

This Consent and Agreement shall be binding upon the undersigned and its successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their successors, transferees and assigns. This Consent and Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has duly executed this Consent and Agreement as of the date set opposite its name below.

Dated: , 200	[NAME OF OBLIGOR]

By
Title:

2

Exhibit B to the

Domestic Security Agreement

FORM OF COPYRIGHT SECURITY AGREEMENT

This Copyright Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Copyright Security Agreement”) dated                     , 20     is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Morgan Stanley & Co. Incorporated, as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, SENSATA TECHNOLOGIES B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, SENSATA TECHNOLOGIES FINANCE COMPANY, LLC, a Delaware limited liability company, and SENSATA TECHNOLOGIES INTERMEDIATE HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, have entered into a Credit Agreement dated as of April 27, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with the Lenders party thereto and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent.

WHEREAS, as a condition precedent to (i) the making of the Loans, (ii) the issuance of Letters of Credit by the Lenders under the Credit Agreement, (iii) the Bilateral Obligations provided by the Lenders or their Affiliates from time to time and (iv) the entry into Secured Hedge Agreements by the Hedge Banks from time to time, each Grantor has executed and delivered that certain Domestic Security Agreement dated as of April 27, 2006 made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain Copyrights of the Grantors constituting Material Intellectual Property Collateral, and have agreed as a condition thereof to execute this Copyright Security Agreement for recording with the U.S. Copyright Office and any other appropriate governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a continuing security interest in all of such Grantor’s right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Copyright constituting Material Intellectual Property Collateral owned by the Grantor, including, without limitation, each Copyright registration and application therefor, referred to in Schedule 1 hereto;

(ii) all registrations and applications for registration for any of the foregoing;

(iv) all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

(v) any and all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the foregoing, including, without limitation, all Proceeds of and revenues from any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, all proceeds and damages relating thereto.

Section 2. Recordation. Each Grantor authorizes and requests that the Register of Copyrights and any other applicable government officer record this Copyright Security Agreement.

Section 3. Execution in Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 4. Grants, Rights and Remedies. This Copyright Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the U.S. Copyright Office. The security interest granted hereby has been granted to the Collateral Agent in connection with the Security Agreement and is expressly subject to the terms and conditions thereof and does not modify its terms or conditions or create any additional rights or obligations for any party thereto or hereto. The Security Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms.

Section 5 Governing Law. This Copyright Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[ ]

By:
Name:
Title:

2

Schedule 1

to Copyright

Security Agreement

COPYRIGHTS

Exhibit C to the

Domestic Security Agreement

FORM OF PATENT SECURITY AGREEMENT

This Patent Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Patent Security Agreement”) dated                     , 20     in favor of Morgan Stanley & Co. Incorporated, as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, SENSATA TECHNOLOGIES B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, SENSATA TECHNOLOGIES FINANCE COMPANY, LLC, a Delaware limited liability company, and SENSATA TECHNOLOGIES INTERMEDIATE HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, have entered into a Credit Agreement dated as of April 27, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with the Lenders party thereto and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent.

WHEREAS, as a condition precedent to (i) the making of the Loans, (ii) the issuance of Letters of Credit by the Lenders under the Credit Agreement, (iii) the Bilateral Obligations provided by the Lenders or their Affiliates from time to time and (iv) the entry into Secured Hedge Agreements by the Hedge Banks from time to time, each Grantor has executed and delivered that certain Domestic Security Agreement dated as of April 27, 2006 made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain Patents of the Grantors constituting Material Intellectual Property Collateral, and have agreed as a condition thereof to execute this Patent Security Agreement for recording with the U.S. Patent and Trademark Office and any other appropriate governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a continuing security interest in all of such Grantor’s right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Patent constituting Material Intellectual Property Collateral owned by the Grantor, including, without limitation, each Patent referred to in Schedule 1 hereto;

(ii) all issuances and applications for registration for any of the foregoing, together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof;

(iii) all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

(iv) any and all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the foregoing, including, without limitation, all Proceeds of and revenues from any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, all proceeds and damages relating thereto.

Section 2. Recordation. Each Grantor authorizes and requests that the Commissioner for Patents and any other applicable government officer record this Patent Security Agreement.

Section 3. Execution in Counterparts. This Patent Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 4. Grants, Rights and Remedies. This Patent Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the U.S. Patent and Trademark Office. The security interest granted hereby has been granted to the Collateral Agent in connection with the Security Agreement and is expressly subject to the terms and conditions thereof and does not modify its terms or conditions or create any additional rights or obligations for any party thereto or hereto. The Security Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms.

Section 5. Governing Law. This Patent Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[ ]

By:
Name:
Title:

2

Schedule 1

to Patent

Security Agreement

[NAME OF GRANTOR]

PATENTS AND DESIGN PATENTS

Patent No.	Issued	Expiration	Country	Title

PATENT APPLICATIONS

Case No.	Serial No.	Country	Date	Filing Title

Exhibit D to the

Security Agreement

FORM OF TRADEMARK SECURITY AGREEMENT

This Trademark Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Trademark Security Agreement”) dated                     , 20     is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Morgan Stanley & Co. Incorporated, as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, SENSATA TECHNOLOGIES B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, SENSATA TECHNOLOGIES FINANCE COMPANY, LLC, a Delaware limited liability company, and SENSATA TECHNOLOGIES INTERMEDIATE HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, have entered into a Credit Agreement dated as of April 27, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with the Lenders party thereto and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent.

WHEREAS, as a condition precedent to (i) the making of the Loans, (ii) the issuance of Letters of Credit by the Lenders under the Credit Agreement, (iii) the Bilateral Obligations provided by the Lenders or their Affiliates from time to time and (iv) the entry into Secured Hedge Agreements by the Hedge Banks from time to time, each Grantor has executed and delivered that certain Domestic Security Agreement dated as of April 27, 2006 made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain Trademarks constituting Material Intellectual Property Collateral of the Grantors, and have agreed as a condition thereof to execute this Trademark Security Agreement for recording with the U.S. Patent and Trademark Office and any other appropriate governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a continuing security interest in all of such Grantor’s right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Trademark constituting Material Intellectual Property Collateral owned by the Grantor (including, without limitation, each Trademark registration and application therefor, referred to in Schedule 1 hereto, and all of the goodwill of the business connected with the use of or symbolized by, each Trademark);

(ii) all registrations and applications for registration for any of the foregoing, together with all renewals thereof;

(iii) all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

(iv) any and all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the foregoing, including, without limitation, all Proceeds of and revenues from any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, all proceeds and damages relating thereto.

Section 2. Recordation. Each Grantor authorizes and requests that the Commissioner for Trademarks and any other applicable government officer record this Trademark Security Agreement.

Section 3. Execution in Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 4. Grants, Rights and Remedies. This Trademark Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the U.S. Patent and Trademark Office. The security interest granted hereby has been granted to the Collateral Agent in connection with the Security Agreement and is expressly subject to the terms and conditions thereof and does not modify its terms or conditions or create any additional rights or obligations for any party thereto or hereto. The Security Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms.

Section 5. Governing Law. This Trademark Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[ ]

By:
Name:
Title:

2

Schedule 1

to Trademark

Security Agreement

U.S. TRADEMARK REGISTRATIONS

TRADEMARK	REG. NO.	REG. DATE

U.S. TRADEMARK APPLICATIONS

TRADEMARK	REG. NO.	REG. DATE

Exhibit E to the

Domestic Security Agreement

FORM OF DOMESTIC SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

Morgan Stanley Senior Funding, Inc., as Administrative Agent

One Pierrepont Plaza, 7th Floor

300 Cadman Plaza West

Brooklyn, NY 11201

Attn: Larry Benison / Gerard Jordan

Phone: (718) 754-7299 / 7422

Fax: (718) 754-7249 / 7250

Ladies and Gentlemen:

Reference is made to (i) the Credit Agreement dated as of April 27, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SENSATA TECHNOLOGIES B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, SENSATA TECHNOLOGIES FINANCE COMPANY, LLC, a Delaware limited liability company, as the Borrowers, SENSATA TECHNOLOGIES INTERMEDIATE HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, the guarantors named therein, the Lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent for the Lenders (together with any successor administrative agent appointed pursuant to Article 9 of the Credit Agreement, the “Administrative Agent”), and (ii) the Domestic Security Agreement dated as of April 27, 2006, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Grantors from time to time party thereto in favor of the Collateral Agent for the Secured Parties. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.

SECTION 1. Grant of Security. Subject to the terms and conditions set forth in the Security Agreement, including provisions for the termination of security interests granted and the release of Liens thereunder, the undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in and to the following, in each case whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising (collectively, the undersigned’s “Collateral”): all Equipment, Inventory, Receivables, Related Contracts, Security Collateral (including, without limitation, the shares of stock and other Equity Interests set forth on Part I of Schedule I hereto, the indebtedness set forth on Part II of Schedule I hereto and the securities and Securities Accounts and Commodities Accounts set forth on Schedules III and IV hereto), Agreement Collateral (including, without limitation, each of the agreements listed on Schedule V hereto), Account Collateral (including, without limitation, the deposit accounts set forth on Schedule II hereto), Intellectual Property Collateral, Commercial Tort Claims Collateral (including, without limitation, the commercial tort claims described in Schedule VII hereto), all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of the undersigned pertaining to any of the undersigned’s Collateral, and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with

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respect to, and supporting obligations relating to, any and all of the undersigned’s Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.

SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secure the payment of all amounts that constitute part of the Secured Obligations and would be owed by the undersigned to any Secured Party under the Loan Documents, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party. Notwithstanding anything in this Security Agreement Supplement, the Security Agreement or the Credit Agreement to the contrary, (i) the aggregate principal amount of all Bilateral Obligations secured hereby shall not exceed $40,000,000 and (ii) to the extent that Bilateral Obligations are cash collateralized or otherwise secured (other than pursuant to the Security Agreement), such Bilateral Obligations shall not be secured hereby.

SECTION 3. Representations and Warranties. (a) The undersigned’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule VIII hereto. The undersigned’s location, chief executive office, type of organization, jurisdiction of organization and organizational identification number, if any, is set forth in Schedule VIII hereto and is accurate in all material respects. Within the five years preceding the date hereof, the undersigned has not changed its legal name, location (as defined in the UCC), chief executive office, type of organization, jurisdiction of organization or organizational identification number, if any, from those set forth in Schedule VIII hereto except as set forth in Schedule IX hereto

(b) Inventory (other than Equipment and Inventory that is (i) located at customer or supplier locations in the normal course of business or (ii) in transit or out for repair or further process) of such Grantor are located at the places specified therefor in Schedule X hereto or at another location as to which such Grantor has complied with the requirements of Section 10(a) of the Security Agreement or otherwise have an aggregate book value of no more than $10,000,000. Within the five years preceding the date hereof, the undersigned has not changed the location of its Equipment or Inventory except as set forth in Schedule IX hereto.

(c) The undersigned is not a beneficiary or assignee under any letter of credit in a face amount greater than $5,000,000 other than the letters of credit described in Schedule XI hereto.

(d) The undersigned hereby makes each other representation and warranty set forth in Section 8 of the Security Agreement with respect to itself and the Collateral granted by it.

SECTION 4. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned, that each reference to the “Collateral” or any part thereof shall also mean and be a reference to the undersigned’s Collateral or part thereof, as the case may be, and that each reference in the Security Agreement to a Schedule shall also mean and be a reference to the schedules attached hereto.

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SECTION 5. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By
Title:

Address for notices:

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